Form C

Cover Page

Name of issuer:

Boxes Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/3/2012

Physical address of issuer:

3818 SW 50 CT
Fort Lauderdale FL 33312

Website of issuer:

http://box.es

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

3/21/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

9

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$121,951.00	$59,451.00
Cash & Cash Equivalents:	$114,544.00	$49,150.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$655,000.00	$130,000.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$398.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($614,696.00)	($338,178.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Boxes Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Solomon Engel	Management	Boxes Inc.	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Solomon Engel	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Solomon Engel	34,260,000 common	68.48

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

There are many risks associated with Boxes. We are a small company that does not have a lot of history, currently has a very small number of clients, and not a lot of revenue. There are many serious risks which include the need to raise money through this offering and potentially other additional offerings. If the company does not raise enough money through these events, or generate enough revenue to sustain its expenses, the company may not survive. In addition, the company may not be able to develop projects and put on shows that become profitable, they may not find partners to jointly develop properties and help support projects and shows financially. The company may invest in projects and shows that end up losing money. The company may not realize any benefit from having fans own part of the company.

This is a small company. We are a small company that does not have a lot of history, currently has a very small number of clients, and not a lot of revenue. People will invest in this company because they believe that building a community online and a virtual trade show company is a good idea and that the company has the ability to develop and monetize its properties successfully.

We have a small management team. However good you think we are, we might fail, we might give up, we might return to school or move abroad or start another business. Until we achieve a sustainable financial position, we will not be able to hire additional employees that will allow the company to continue if we leave.

We will need more people to join our company. We will need additional employees, and people with the skills necessary to ensure we create and sell a premium product. The people we bring on should come with specialized skills that will bring value to the company. There are no guarantees that we will be able to find the right people for the job.

The company is going to need more money. We might not sell enough securities in this offering to meet our operating needs and fulfill our plans, in which case we will cease operating and you will get nothing. Even if we raise everything we are looking for, we will probably need to raise more funds in the future, and if we can't get them, we will fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

Will anyone want our product and will they pay for it? The company will only succeed if there is sufficient demand for the product and our community grows well.

Crowdfunding is a new frontier, and nobody knows exactly how the consumer and legal landscape will evolve. Changes to securities law could have a significant impact on the company's ability to operate.

Having a large number of investors is a risk. The company expects to have a large number of small investors, which is uncommon. Despite best efforts, it's possible that unexpected risks and or expenses of managing this shareholder group could cause the company to fail.

While the founders have a great deal of experience in some areas, neither has experience with putting on shows that the company expects to rely upon. Thus the company will have strong dependencies and partners and key employees to profitably develop and put on shows.

Boxes is reliant on third parties. We rely on third parties such as partner companies, consultants, celebrities, etc. for development, production, promotion and monetization of our products. They may give more time and attention to other partners who are better funded or better known.

Competitors may enter the market with similar products. It is possible that a competitive company may enter the market to try and do the same thing or similar thing as we do. While these competitors may not be exactly like us, they may be able to achieve similar benefits to consumers at a lower price, and may be more successful than us.

It will take a while for the initial profits to come in. Even in the best case scenario, the process of making money can be slow. From the time a project starts until it is complete, released, and begins to see revenue can be substantial.

Any valuation at this stage is pure speculation. We are not saying the company is worth a specific amount. We can't. It's a question of whether you, the investor, want to pay this price for this security. Don't think you can make that call? Then don't invest.

You can't easily resell the securities. There are restrictions on how you can resell your securities. More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	This money would be used to support current operations such as payroll, hosting, and marketing.

If we raise:	**$250,000**
Use of Proceeds:	Reaching this goal would allow us to hire additional engineers, sales and promotions staff to support our shows and grow our business.

If we raise:	**$500,000**
Use of Proceeds:	Reaching this goal would allow us to increase our marketing budget and build out our celebrity guests for our shows.

If we raise:	**$1,000,000**
Use of Proceeds:	Reaching this goal would allow us to increase much of our supporting staff, which would allow us to grow our business at an accelerated rate.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The Company is issuing convertible promissory notes to investors. Each note will accrue interest at a rate of 4% (non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed). The outstanding principal balance and unpaid accrued interest on each note shall be due and payable upon the earlier to occur of: (a) demand by one or more investors representing a majority in interest of the principal balance of the notes at any time on or after the maturity date (which is the first anniversary of the initial sale of the notes); or (b) demand by one or more investors representing a majority in interest of the principal balance of the notes at any time following an event of default.

At the closing of the next equity financing (as defined in the notes), the outstanding principal balance and unpaid accrued interest on each note will be automatically converted into equity securities issued in such next equity financing. In addition, the outstanding principal and unpaid accrued interest on each note may be converted, at the option of the holding investor, at any time in whole or in part, into common stock. In the event that any note is outstanding on the maturity date, the outstanding principal balance and unpaid accrued interest on such note will automatically convert into common stock.

The notes do not provide investors with any voting rights in the Company. If the notes convert into equity securities, the equity securities may have voting rights.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that Tradeshow seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	60,000,000	50,030,910	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of certificate of incorporation or bylaws of the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt or other outstanding options or warrants or other securities are exercised, or if new awards are granted under the Company's equity compensation plans, if any, an Investor's interests in the Company may be diluted, on an as-converted basis. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted, on an as-converted basis.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The conversion price cap in the convertible promissory notes was determined by the Company's senior management based on caps in other convertible promissory notes sold to third party investors.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note: $196,000 raised w/up-to 4% annual interest and converts into stock on or before 03/3/2017.

Convertible Note: $50,000 w/up-to 10% interest and can convert into stock after 01/09/2017.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2014	Section 4(a)(2)	Convertible Note	$130,000	General operations
1/2015	Section 4(a)(2)	Convertible Note	$100,000	General operations
3/2015	Section 4(a)(2)	Convertible Note	$555,000	General operations
3/2016	Section 4(a)(2)	Convertible Note	$196,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

The Company is a growing online community that is building software products for collectors. At this time, the Company is able to leverage its years of research and development, as well as products that they have previously developed, to move into new areas of the industry faster.

Over the years the Company did not have much revenue, as its primary focus was to build a large and engaged community rather than to make money. More recently with its new product Tradeshow, the Company has been able to start generating revenues by signing contracts with brands to have its own virtual shows on its platform or for booth space to exhibit at its all ready planned shows.

A virtual show on the Company's platform has the potential to generate it sizable revenue. The Company charges different fees depending on the event/feature being used. Some of its fees will come from item signings, 1-on-1 live video chat with celebrities, exclusive item sales, transaction commission fees, premium tickets, as well as money made on selling booth space and sponsorships. The Company's first shows are scheduled to go live January 2017 but it is possible that they can be moved to a later date.

The management team originally founded Boxes Inc. in 2012 as a product where people can keep their belongings organized (digitally) with features that allowed them to sell and buy very easily. As the Company has grown and evolved since that time, it has had the following key milestones in the development of its business:

- Launched its first version of Boxes to the public in June 2013
- Launched its second major release in August 2015 with its own payment system
- Experienced bursts in growth in the first quarter of 2016 from competitions
- Started working on Tradeshow in March 2016

The Company expects to grow but like with any business there is no guarantee what the future holds for it. While the Company expects to grow its revenues significantly using its business model at Tradeshow, there is always the possibility the Company does not experience any significant revenue growth. The Company does expect to grow but it may be years before its investors see a return on their investment, if they do at all.

Since the Company does not have enough revenue at the moment to support its operations, it relies heavily on outside funding from investors. If it does not receive enough investment there is a chance the Company may fail and shuts down.

The Company relies on people that work for it to build its products and maintain its services. There is always a chance someone on its team may quit, can expose trade secrets, or do harm to the Company either voluntarily or involuntarily, which can cause damages resulting in the Company shutting down.

All of the Company's cash is for working capital purposes. It does not enter into investments for speculative purposes, and therefore all access cash is held in deposit accounts at well known financial institutions.

The Company anticipates using its available cash and the proceeds from this offering to provide additional working capital for the Company.

The Company's cash flows are fairly straightforward and the majority of the Company's expenses are due to consulting costs in the areas of development/engineering, marketing, and operations. Its cash use in operating activities was $590k and $300k for the years ended in 12/2015 and 12/2014 respectively. To date there have been no significant revenues, however, it has recently executed on several large contracts for shows that will start to generate cash in Q4 2016.

The Company has financed 100% of our operations through convertible notes.

The Company's net losses in 2015 grew 82% over 2014 due to an increase in team size, operations, and marketing. Although it expects a continued increase in costs as its operations expand, it believes the revenue generated from its new product Tradeshow should provide steady revenue streams to offset these increased expenses.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://box.es/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Convertible Note

Appendix C: Financial Statements & Tax Returns

Financials 1

Financials 2

Appendix D: Director & Officer Work History

Solomon Engel

by Wefunder Portal LLC

INVEST IN TRADESHOW

The World's First Virtual Conventions and Trade Shows



0
investors

$0
raised of $100K-$1M goal

Convertible Note

$12M valuation cap | 4% interest

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $12M in the future.

INVEST $50,000+ FOR VOTING RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

"Tradeshow allows fans to attend and exhibit at the most exciting conventions and expos from wherever they're located in the world. Until now, conventions like Comic-Con have been reserved for select fans who can afford to travel and attend in person. Now, with Tradeshow fans everywhere can experience all the exciting things they love about the shows. We're already partnered with many of the biggest brands including Stan Lee to create some of the largest conventions ever held.



Solomon Engel
CEO, TRADESHOW

KEY FACTS

- Signed contracts with big brands and celebrities such as Stan Lee to put on over 64 shows in 2017
- Generated hundreds of thousands of dollars in contract revenue in the last 45 days
- Raised over $1.4M from accredited investors and now opening up the opportunity to everyone, especially the fans!
- Ground floor opportunity to invest at a low seed stage valuation
- Founders already built a successful product and community at their company Boxes
- Patented the concept and technology for the virtual trade show

OUR AMBITION

We started by building a community of hundreds of thousands of collectors on our platform, Boxes. Now we're redefining the convention scene by creating the largest and first-ever virtual shows that can reach millions of attendees from around the world for a single event. 150,000 people attended Comic-Con last year—imagine how many more would attend and exhibit when all they need is an internet connection. Fans now have a chance to own a piece of these shows and be part of entertainment history.

tradeshow.net

INVESTOR PERKS

$100+ Get early access to our product betas before our we release them to the general public.

$500+ Get 1 small size booth at one of our shows. This is subject to specific show availability.

$1,000+ Get 2 small small size booths at two of our shows. This is subject to specific show availability.

$3,000+ Get 1 large size booth at one of our shows. This is subject to specific show availability.

$5,000+ Get 1 premium size booth at one of our shows. This is subject to specific show availability.

$10,000+ Get 2 premium size booths at two of our shows. This is subject to specific show availability.

$15,000+ Get 3 premium size booths at three of our shows. This is subject to specific show availability.

$25,000+ Get 5 premium size booths at five of our shows. This is subject to specific show availability. Plus get to have access with the founders via phone and email.

$50,000+ Get 10 premium size booths at ten of our shows. This is subject to specific show availability. Plus get to have access with the founders via phone and email.

$100,000+ Get 10 premium size booths at ten of our shows. This is subject to specific show availability. Plus get to have access with the founders via phone and email.

$200,000+ Get 10 premium size booths at ten of our shows. This is subject to specific show availability. Plus get to have access with the founders via phone and email.

WHY I LIKE TRADESHOW

> *Fans give comics their true power. A fan-owned company bringing comics and shows to everyone in the world is truly something we should all be excited about.*
>
> *That's why I'm excited to be working with the fantastic people from Boxes and Tradeshow to create the world's first virtual comic book convention, Amaze Con! It's going to be a spectacular experience for all the fans and collectors around the world.*
>
> *Tradeshow will make entertainment history and I believe it's the future of the convention scene.*



Stan Lee
CREATOR OF MARVEL COMICS

A MESSAGE FROM STAN LEE


AMAZE
CON

THE BUZZ ABOUT TRADESHOW

Tradeshow is bringing all the fun and excitement from Alamo City Comic Con to people all over the world. Everyone couldn't be more excited and can't wait until our first virtual convention to begin. The future of conventions is here!

Apple de la Fuente
CEO & Founder of Alamo City Comic Con

Tradeshow is literally putting the excitement and diversity of conventions to into the hands of the everyday collector. Although physically attending conferences and fairs has its benefits, very often it's just not practical. That's no longer an issue - Tradeshow is changing the game and the way collectors will interact.

Keith Salvata
Investor & SVP at Ziff Brothers Investments

Fans, collectors, and brands around the world are going to have a whole new way to experience shows. I invested in Boxes and Tradeshow because I fully believe Solomon and the team are on the path to achieve this.

Eric Sikola
Investor and GM at Trinet

Collectors love trade shows and conventions. No one brought them into the 21st century until now with Tradeshow and Boxes. I couldn't be more excited to be an investor.

Ian Rountree
Investor and Founder at Cantos Ventures

The quality of product that Solomon & his team created at Boxes and Tradeshow is phenomenal. There's no doubt that they have what it takes to be the next leader in conventions and their business model is bullet proof. I'm very enthusiastic about the future of my investment.

Christian Reber
Investor and Founder of Wunderlist (acquired by Microsoft)

In Tradeshow and Boxes, Solomon, Aaron, and their team have built a first-in-class platform to host conventions on a truly global scale. They're creating innovative new ways for brands to connect with and promote those who own and love their products. Investing for me was a no brainer and I look forward to watching them make history.

Adam Dix
Investor and VP at Barclays

The startups I love... are the ones who are disrupting unsexy markets in a sexy way. Many times, it's overlooked opportunities that become the next billion-dollar idea. One of those markets, believe it or not, is item collection. ...this startup may be on to something.

AJ Agrawal
Inc. Magazine

...Engel and his team have created an ingenious way to bring them all [collectors] together and the result is a community filled with passionate people who essentially spend all day together on Boxes.

David Wither
Huffington Post

A unique platform like Boxes that understands online opportunities and the power of social media, and specifically caters to collectors should lead the evolution of sports collecting and easily become another billion dollar player in the industry.

Darren Heitner
Forbes

Playing Ball In The Multi-Billion Dollar Sports Collectible Market
September 15, 2016

A focus on digital opportunities and the most coveted items is needed for a startup to succeed in the sports collectibles industry.

Boxes on CNN
September 13, 2016

Watch Boxes/Tradeshow founder, Solomon Engel, on CNN.

This CEO Is Building the Next Social Media Giant for Collectors
May 9, 2016

Solomon Engel's company, Boxes, is a growing destination for collectors around the world. We're always looking to highlight a company we believe has a recipe that will change an industry forever. One particular company, Boxes, caught our attention, and

Building the Next Billion-Dollar Startup for Collectors
March 8, 2016

The startups I love covering are the ones who are disrupting unsexy markets in a sexy way. Many times, it's overlooked opportunities that become the next billion-dollar idea. One of those markets, believe it or not, is item collection. And with over $120


LIVE

A NEW WAY TO EXPERIENCE YOUR FAVORITE CONVENTIONS

Tradeshow is the world's first virtual trade shows platform that's built from the ground up and owned by the fans! You can now be part of entertainment history. Not only can you enjoy being present at the shows no matter where you're located, but you can now own a piece of the success that comes from building the platform and be a part of entertainment history.

We're recreating the in-person show experience digitally with all the things you love most at the shows.

ATTEND FROM ANYWHERE

All you need is a supported device that is connected to the internet such as your desktop, tablet, or mobile smartphone. You get to experience everything you love about being present at your favorite conventions but without the crazy travel costs!

EXHIBIT FROM ANYWHERE

No need to purchase plane tickets, hotel rooms, transportation, dining for your staff, or print materials, ship products to a show, and spend lots of money on building a custom booth. Now you can set up your booth in minutes from your office, warehouse or wherever you prefer to be. Sell or promote right at your very own virtual booth and chat with even more attendees as they explore your tables.

EXCLUSIVES!!!

Get your hands on exclusive products from your favorite brands that are only available at the shows. Whether it's exclusive comic book variants, that new limited Transformer or Vinyl Pop, or special edition card, you'll have access to these limited pieces to add to your collection.

VIP ACCESS

Get premium ticket badges to give you shorter lines for the item signings, celebrity meet and greets, access to the live panels, early access to purchase exclusives, opportunity to be at the show 30 minutes before it begins, and much more!

SIGNINGS

Purchase items to get signed at the shows while meeting your favorite celebrities. You'll have 1-on-1 private live video chats with the celebrity while they sign the item(s) you purchased.

LIVE PRODUCT LAUNCHES & PANELS

Watch live as your favorite brands launch exciting products at their booths or on the virtual stage and be part of all the live panels with celebrity guests, artists, writers, directors and so much more.

PRIVATELY MEET CELEBRITIES

You can have private 1-on-1 live video chats with Stan Lee and other celebrities, special guests, your favorite artists, writers and more! Get to know your celebrities personally and ask whatever you always wanted to know. It's a personal experience like never before.


Money
START SMALL THINK BIG
APP HELPS COLLECTORS SHARE THEIR STUFF
LIVE
CNN
5:52 AM PT

"Tradeshow is operating within a massive addressable market, and literally flipping it on its head with innovation. They're truly pioneers—and have made incredible partnerships with a mutual/aligned interest in its success. I'm thrilled to be an investor and be part of trade show history!"

- David Alvarado
Investor and Associate at Goldman Sachs

INVEST IN THE FUTURE OF CONVENTIONS AND COLLECTING

When you invest in us, you're getting stock in Boxes, the everyday social collector community platform, and the parent company and owner of Tradeshow. Essentially, your investment and ownership is in both the community (Boxes) and the shows (Tradeshow).

HOW DOES TRADESHOW MAKE MONEY?

Tradeshow partners with the biggest brands, vendors, artists, writers, and celebrities to create exciting shows that provide all sorts of ways to make money. We get to leverage the size, marketing power, and credibility from all our partners – to produce these incredibly large shows that can generate sizable income.

We're using many of the same proven business models that the most successful convention and trade show employ to make millions of dollars per show. We make money on each item signing, each celebrity meet and greet, virtual photo ops, premium ticket badges (VIP Access), exclusive item sales, sponsorships, vendor and artist booth sales, items sold at the show by exhibitors, and more. Over time we will continue to add new streams of revenue as we build out the shows further.

Our virtual shows will have significantly larger profit margins than in-person shows since we don't need to spend money on the monstrosities such as renting out giant exhibitor halls, paying for in-person security, and many other large expenses. This means more profit for us and more value for your investment.

WHAT SORT OF RETURN CAN I EXPECT?

As with any investment, it's impossible to say what will happen in the future, but we can tell you what we hope to achieve. From the information we gathered, we believe our market to be a $369 billion industry. Tradeshow can disrupt where money gets spent by moving business over to our virtual shows and on to our daily social collector's platform, Boxes. In addition, Boxes can be the place where brands, vendors, and collectors keep their items inventoried. A combination of both worlds can provide a deep footprint in the market and return lots of value to investors.

You're buying in at a $12 million valuation. We're building a business that has the potential to be valued similarly to the in-person trade show mammoths (Reed Exhibitors, Informa) and the collector/fan entertainment companies (Marvel, DC, etc) that are worth in the billions of dollars. If we're successful, the upside can be MASSIVE.

We're aiming for a return of 10x – 100x or higher for our investors. And while no one can guarantee success, we're doing everything in our power to make this the best investment you've ever made.

OUR BUSINESS MODEL

WE HAVE VARIOUS MEANS TO GENERATE REVENUE THROUGH THE TRADESHOW EXPERIENCE


Larger Booths
Sponsorships
Smaller Booths
Exhibitor Item Sales Transaction Fees
1-on-1 Video Chat
Exclusive Items
REVENUE STREAMS BY PERCENTAGE
Signed Item Fees
Premium Ticket Sales
Special shows *(Licensed brands/events)*
Tradeshow created shows

JOIN US

When you invest you become a part of this company and its success. You'll be an influence on our journey to build the largest shows in the world and becoming the leading destination for the fans and collectors worldwide.

Your investment plays a role in setting the course for entertainment history. Most great companies are formed by entrepreneurs and investors that pushed innovation to the limit and were crazy enough to do something that had never been done before.

We finally have the opportunity to let our fans own a piece of our community and shows. We want to build something that is revolutionary and if you share our vision, then join us in bringing this to life!



When you invest in us, you're getting stock in Boxes, the everyday social collector community platform, and the parent company and owner of Tradeshow. Essentially, your investment and ownership is in both the community (Boxes) and the shows (Tradeshow).

Learn more about Boxes by watching this cool video we put together.

UPCOMING SHOWS

Tradeshow has already scheduled over 64 shows for the 2017 calendar year across 8 show brands. We're currently working together with the largest brands to announce even more incredibly exciting shows soon.


AMAZE CON
WITH Stan Lee

Stan Lee's first and only virtual convention, Amaze Con assembles the most exciting innovation across pop-culture to bring you everything you love about the Stan Lee Universe and trade show scene.


ALAMO CITY
COMIC CON

With over 100,000 attendees, vendors and artists, as well as hundreds of celebrity guests expected to be in-person in 2016, and even more in 2017, Alamo City Comic Con is taking its pop-culture success in Texas to the worldwide stage with its first and only virtual shows.


FUN POP! CON

Fun Pop Con will be the largest gathering in history of Pop collectors, fans and vendors to show their collections and celebrate the Funko toy phenomenon we all love.


WORLD
SPORTS CON
COLLECTOR FAN FESTIVAL

From the best brands and rarest collectibles, to the largest collectors and pro athlete guests, World Sports Con is set to become the largest sports collector fan festival to ever exist. If you're a sports collector and fan, you can't miss it!


VGX
VIDEO GAME EXPO

From fans to collectors to the players, Video Game Expo is an all-encompassing gathering of everything you love about the video game world and will be the largest video game show in history.


UNITED COMIC CON

Bringing together the biggest brands, fans, artists and collectors across the entire global universe, United Comic Con is set to be the world's first multi-national pop-culture convention.

All the latest and futuristic toys from the biggest and best brands combined with the largest crowd of toy enthusiasts and collectors in history, World's Toy Fair is the largest toy event to ever step foot on this earth.

For years Big Apple Comic Con has been bringing the best of comics and pop-culture to New York, and now with a plan to dominate the tri-state area, they're about to bring the best of NY to the global stage with their first and only virtual trade shows.

LET'S MAKE HISTORY!

For over four and a half years we've been working diligently to build the best collector community at our company Boxes. And now with Tradeshow, we're uniting fans from around the globe to experience their favorite shows from wherever they are.

Our community has always been like family to us and we couldn't be more excited to be able to allow fans to invest in our seed round. Now with the new securities laws, just about anyone can be part owner of our community and our shows.

You have an opportunity to help spark an exciting new revolution in conventions and the collector world, but also be part owner in our success.

We look forward to having you join us.

- Solomon & Aaron

MEET THE FOUNDERS

Together, Tradeshow and Boxes cofounders have founded and sold 3 startups, raised millions in funding, and created a premier destination for collectors. We've got a long road ahead, but we've got the team to make it happen.



Solomon Engel

CEO

Founder/CEO Boxes, Founder/CEO Advise.me, Founder/CEO ResumeSponge, Passionate Entrepreneur, Sports and Comic Collector



Aaron Anderson

Art Director

Award Winning Designer, Founder/Art Director Boxes, Founder/Art Director Advise.Me, Passionate Mobile Designer, Avid Star Wars Collector

AND THE REST OF THE TEAM



Artem Kalinchuk

Software Engineer

10+ years software development, Ruby on rails master, Collector of axes



Brandy Simms

Business Development

Expertise in fashion industry, Community Growth Threadflip, Handbag and shoe queen



Christian Gambardella

Front-end Engineer

10+ years software development, Wizard at html/css/javascript, Collects beer bottles



Jurica Beros

iOS Engineer

iOS and MacOS magician, Nautical hobbyist, Collects guitars and drums



Ivan Stoykov

Infrastructure Engineer

15+ years server management, Ninja Turtles collector



Brett Wilson

Email Developer

15+ years html email development, Front-end developer Ancestry.com, Collects Batman comics



Jon Linder

Broadcasting & Media Affairs

20+ years radio/TV, Family man, Sports and memorabilia collector

RAISED $1,434,300 FROM 39+ INVESTORS

Amount	Date	Type
$72,800	April 2013	CONVERTIBLE NOTE
$5,000	April 2013	CONVERTIBLE NOTE
$375,500	July 2013	CONVERTIBLE NOTE
$130,000	August 2014	CONVERTIBLE NOTE
$100,000	January 2015	CONVERTIBLE NOTE
$555,000	March 2015	CONVERTIBLE NOTE
$196,000	March 2016	CONVERTIBLE NOTE



David Alvarado
Goldman Sachs



Prateek Kumar
CEO at Kumar Capital Partners



Christian Reber
Founder of Wunderlist, Angel Investor, Father



Eric Sikola
GM - TriNet Cloud



Ian Rountree
Founder at Cantos Ventures



Adam Dix
VP at Barclays

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What is Boxes?

Boxes is the social collector community we've been building for the last four and half years where people all over the world keep their collections (digitally) with them wherever they go, organized and searchable. Collectors love to check-in to Boxes daily to explore collections and socialize with other people that have similar interests.

What is Tradeshow?

Tradeshow is the world's first virtual conventions and trade shows platform. We're taking everything you love about the in-person shows and making them available to you on your internet connected devices such as your desktop, tablet, or smartphone.

How are Boxes and Tradeshow related?

Boxes is the parent company and owner of Tradeshow.

I can make money from this?

That's the reason for investing! This type of investment is completely different than Kickstarter where you're exchanging money for a reward or early access to a product. When you invest in Tradeshow and Boxes you are buying stock in the company. It's then our job to make the value of that stock go up!

Are there benefits to investing?

Investing in startups are risky, and there's a chance you can lose all your money, but if we're successful the upside could be massive.

What happens to my money after I invest?

The money we receive from investment will be used to cover product development costs, marketing, putting the shows together, and all other operating expenses.

What's your biggest risk? What keeps you up at night?

Given we are a relatively early stage company there are plenty of risks, the two largest ones being liquidity and execution related and if we do not raise sufficient funding, we might not be able to execute on our business plan.

That being said, our team has a lot of experience and we're working with many of the best people and brands in the industry. You're getting in at the ground floor and we think this may be one of the most exciting times for anyone to get involved.

How will you make money?

We make money in a number of ways from attendees, brands, artists, and more. We collect various fees at our shows for things such as item signings, 1-on-1 video chats with celebrities, exclusive item sales, vendor/artist booth sales, sponsorships, premium ticket sales (VIP Access), and more!

The more shows we have and fill up, the more money we'll make across all our revenue models.

Can fans help with the shows?

Absolutely! We're always excited to get the fans involved. You can help with many of the show logistics as well as help to promote the shows. Just contact us at support@tradeshow.net and let us know you want to help.

Where are you in the process of building this out?

We are currently scheduled to have our very first show, Amaze Con, in January as well as 64 additional shows during 2017. We have an incredible team working tirelessly to make sure all aspects of the shows you love are ready.

What other types of virtual shows will there be?

Right now we're focusing on certain key areas and popular genres for shows such as toys, comics, video games, sports collectibles and everything that's exciting around pop-culture. Eventually we'll have shows for anything from fashion, to antiques, to cars, to you-name-it.

Fans now have the opportunity to become investors and as such you'll have insight into what shows and features we're working on and help shape the shows to come.

Why hasn't anyone done this before?

Building the world's first true virtual conventions and trade shows is no easy task. The level of complexity, research, development, and resources to build such a product is extremely difficult. Luckily for us, we've been building Boxes for the last four and half years. We're able to reuse a lot of the technology already built and apply it to Tradeshow. Our team can then focus on building the highly complex additions to bring everything you love at your favorite shows to life at our virtual events.

What stops other companies in the market from copying your product?

First, we patented the concept and technology behind the virtual trade show so it's unlikely a competitor can try to build this without violating our intellectual property.

Second, it could take years for someone to try and replicate what we built. We have the already created technology at Boxes plus much additional technology that is specific for Tradeshow. It's all very complex, requires a lot of resources, and years of research to build a product that collectors and fans would enjoy using.

Assuming someone managed to do all that, by the time they would have a product even remotely comparable to Tradeshow, we should be years deep into establishing our market footprint.

ASK A QUESTION

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RISKS SPECIFIC TO TRADESHOW

1. There are many risks associated with Boxes. We are a small company that does not have a lot of history, currently has a very small number of clients, and not a lot of revenue. There are many serious risks which include the need to raise money through this offering and potentially other additional offerings. If the company does not raise enough money through these events, or generate enough revenue to sustain its expenses, the company may not survive. In addition, the company may not be able to develop projects and put on shows that become profitable, they may not find partners to jointly develop properties and help support projects and shows financially. The company may invest in projects and shows that end up losing money. The company may not realize any benefit from having fans own part of the company.

2. This is a small company. We are a small company that does not have a lot of history, currently has a very small number of clients, and not a lot of revenue. People will invest in this company because they believe that building a community online and a virtual trade show company is a good idea and that the company has the ability to develop and monetize its properties successfully.

3. We have a small management team. However good you think we are, we might fail, we might give up, we might return to school or move abroad or start another business. Until we achieve a sustainable financial position, we will not be able to hire additional employees that will allow the company to continue if we leave.

4. We will need more people to join our company. We will need additional employees, and people with the skills necessary to ensure we create and sell a premium product. The people we bring on should come with specialized skills that will bring value to the company. There are no guarantees that we will be able to find the right people for the job.

5. The company is going to need more money. We might not sell enough securities in this offering to meet our operating needs and fulfill our plans, in which case we will cease operating and you will get nothing. Even if we raise everything we are looking for, we will probably need to raise more funds in the future, and if we can't get them, we will fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because later investors might get better terms.

6. Will anyone want our product and will they pay for it? The company will only succeed if there is sufficient demand for the product and our community grows well.

7. Crowdfunding is a new frontier, and nobody knows exactly how the consumer and legal landscape will evolve. Changes to securities law could have a significant impact on the company's ability to operate.

8. Having a large number of investors is a risk. The company expects to have a large number of small investors, which is uncommon. Despite best efforts, it's possible that unexpected risks and or expenses of managing this shareholder group could cause the company to fail.

9. While the founders have a great deal of experience in some areas, neither has experience with putting on shows that the company expects to rely upon. Thus the company will have strong dependencies and partners and key employees to profitably develop and put on shows.

10. Boxes is reliant on third parties. We rely on third parties such as partner companies, consultants, celebrities, etc. for development, production, promotion and monetization of our products. They may give more time and attention to other partners who are better funded or better known.

11. Competitors may enter the market with similar products. It is possible that a competitive company may enter the market to try and do the same thing or similar thing as we do. While these competitors may not be exactly like us, they may be able to achieve similar benefits to consumers at a lower price, and may be more successful than us.

12. It will take a while for the initial profits to come in. Even in the best case scenario, the process of making money can be slow. From the time a project starts until it is complete, released, and begins to see revenue can be substantial.

13. Any valuation at this stage is pure speculation. We are not saying the company is worth a specific amount. We can't. It's a question of whether you, the investor, want to pay this price for this security. Don't think you can make that call? Then don't invest.

14. You can't easily resell the securities. There are restrictions on how you can resell your securities. More importantly, there is no market for these securities, and there might never be one. It's unlikely that the company will ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Tradeshow is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Solomon Engel

Founder and CEO at Boxes

United States | Internet

Previous: Advise.me, ResumeSponge, Growth Venture Partners
Education: DeVry University

Send Solomon InMail

500+ connections

https://www.linkedin.com/in/solomonengel

Contact Info

Background

Experience

Founder and CEO
Boxes
January 2012 – Present (4 years 9 months)

A place for your stuff. A home for collectors.



Building The Next Billion Dollar Startup for C…

Founder and Former CEO
Advise.me
March 2011 – June 2015 (4 years 4 months)

Acquired June 2014

Founder and CEO
ResumeSponge
2006 – March 2011 (5 years)

Social Career Platform

3 recommendations, including:

Peter Aronstam
Partner at largest US firm providing CFO…
There are many things I can write about Solomon, but to keep it short: - He is ahead of his time in terms of the web. ... View↓

Ivan Ramirez
Tech Lead, Software Engineer
Solomon is a smart, driven leader, definitely a strategic thinker and very detailed oriented. He demonstrated a strong... View↓

1 more recommendation↓

Associate, Investment Banking
Growth Venture Partners
2006 – February 2010 (4 years)

M&A and Private Placements

Head of Product and Director of Operations - Co-Founder
VitaminsAreUs
1999 – 2004 (5 years)

Vitamins and supplements online and distribution

Summary

Specialties: Product Management/Development, Business Development, Operations, Strategy, General Management, Product Marketing

Skills

Top Skills

- 27 Angel Investing
- 19 Early-stage Startups
- 18 Strategic Partnerships
- 16 Lean Startup
- 15 Leadership
- 14 Monetization
- 10 Online Advertising
- 10 Start-ups
- 7 User Experience
- 6 Product Marketing

Solomon also knows about...

- 6 Consumer Internet
- 6 Business Development
- 5 Product Management
- 5 E-commerce
- 3 Amazon Web Services...
- 2 Mobile Internet
- 1 Product Design
- 1 Entrepreneurship
- 1 Mobile Applications

Education

DeVry University
Bachelors, Network Engineering and Management
2001 – 2004

Recommendations

Received (3) Given (4)

Founder and CEO
ResumeSponge

Peter Aronstam
Partner at largest US firm providing CFO servicesl Chief Financial Officer l CFO l Exit Planning l Business Acquisitions

"There are many things I can write about Solomon, but to keep it short:

- He is ahead of his time in terms of the web.
- He knows how to bring success through his product innovations.
- One of the few people that deserves a title "Business Architect".
- He is very easy to work with.

Other than this, he is very smart and a great guy

December 14, 2010, Peter was a consultant or contractor to Solomon at ResumeSponge

Ivan Ramirez
Tech Lead, Software Engineer

"Solomon is a smart, driven leader, definitely a strategic thinker and very detailed oriented. He demonstrated a strong commitment to his ideas, and his ability to transform them into innovative products. Solomon is someone you'll definitely want on your team

November 24, 2010, Ivan reported to Solomon at ResumeSponge

Dacrie Brooks
Team Member at Advise.me

"Solomon is one of the brightest, talented and most undaunted CEOs I've ever had the pleasure of working with. He's detail-oriented, passionate about his company and never loses sight of the big picture. He has extraordinary leadership skills and is filled with knowledge on how to create and launch successful products. He will be an invaluable asset to any company he joins.

November 22, 2010, Dacrie was a consultant or contractor to Solomon at ResumeSponge

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